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EXHIBIT 99.1

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 9, 2003

United Pan-Europe Communications N.V.
(Exact name of registrant as specified in its charter)

The Netherlands
(State or Other Jurisdiction of Incorporation)

000-25365
(Commission File Number)

98-0191997
(I.R.S. Employer Identification Number)

Boeing Avenue 53
1119 PE, Schiphol Rijk
The Netherlands
(Address and zip code of principal executive offices)

(31) 20-778-9840
(Registrant's telephone number, including area code)

Item 3. Bankruptcy and Receivership.

        On January 9, 2003, United Pan-Europe Communications N.V. (the "Company") (i) together with New UPC, Inc., a newly formed Delaware corporation that will become the holding company for the Company upon consummation of the Company's recapitalization, filed a second amended plan of reorganization and a related second amended disclosure statement (the "Disclosure Statement") with the United States Bankruptcy Court for the Southern District of New York (the "U.S. Bankruptcy Court") in connection with the Company's pending case filed on December 3, 2002 under Chapter 11 of the United States Bankruptcy Code (Case No. 02-16020) and (ii) submitted a revision to the draft plan of compulsory composition (Akkoord) to the Amsterdam Court (Rechtbank) under the Dutch Faillissementswet (Dutch Bankruptcy Code). As announced by the Company on January 8, 2003, the U.S. Bankruptcy Court approved the Disclosure Statement on January 7, 2003.

        A copy of the Disclosure Statement (including the second amended plan of reorganization and the Akkoord (as revised)) filed with the U.S. Bankruptcy Court is attached hereto as Exhibit 99.1 and is incorporated in its entirety herein by reference.

Item 7. Financial Statements and Exhibits.

  (c)
  Exhibits.

Exhibit Number	Description
99.1	Second amended disclosure statement dated January 7, 2003 filed by the Company and New UPC, Inc., together with Annex A (second amended plan of reorganization under Chapter 11 of the U.S. Bankruptcy Code) and Annex B (Akkoord (as revised)).

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED PAN-EUROPE COMMUNICATIONS N.V.
By:	/s/ ANTON A.M. TUIJTEN
Name:	Anton A.M. Tuijten
Title:	Member of the Board of Management and General Counsel

Dated: January 9, 2003

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  EXHIBIT 99.1